SHARE PURCHASE AND EXCHANGE AGREEMENT

                           DATED AS OF AUGUST 14, 2004

                                     BETWEEN


                   FUJIAN TIANCHENG MINING INDUSTRY CORP. LTD.

                                       AND

                              SPARTA HOLDING CORP.


            RE: DAAN SILVER MINE PROJECT, FUJIAN PROVINCE, CHINA

                                TABLE OF CONTENTS


1.0     DEFINITIONS......................................................3
2.0     INTERPRETATION...................................................5
3.0     PURCHASE AND SALE................................................6
4.0     PAYMENT OF THE PURCHASE PRICE AND PURCHASER'S OBLIGATIONS........6
5.0     CLOSING..........................................................8
6.0     CORPORATE AND GENERAL MATTERS REGARDING REVIEW...................8
7.0     CONDITIONS TO THE CLOSING........................................8
8.0     DELIVERIES OF THE VENDOR........................................10
9.0     DELIVERIES OF THE PURCHASER.....................................11
10.0      REPRESENTATIONS AND WARRANTIES OF THE VENDOR..................11
11.0      PURCHASER'S REPRESENTATIONS AND WARRANTIES....................16
12.0      COVENANTS AND PERMITTED TRANSACTIONS..........................17
13.0      TERMINATION...................................................18
14.0      CONSENTS......................................................18
15.0      LIABILITIES AND INDEMNITIES...................................18
16.0      LEGAL COSTS...................................................19
17.0      WAIVER........................................................20
18.0      FURTHER ASSURANCES............................................20
19.0      ENTIRE AGREEMENT..............................................20
20.0      GOOD FAITH....................................................20
21.0      ASSIGNMENT....................................................20
22.0      POST CLOSING..................................................20
23.0      NEW BUSINESS..................................................21
24.0      NOTICE........................................................21
25.0      CONFIDENTIALITY...............................................22
26.0      GOVERNING LAW.................................................23
27.0      ENUREMENT.....................................................23
28.0      AMENDMENTS....................................................23
29.0      SEVERABILITY..................................................23
30.0      GENERAL.......................................................23

THIS AGREEMENT is made as of the 14th day of August, 2004


     BETWEEN:

     FUJIAN TIANCHENG MINING INDUSTRY CORP. LTD. a company registered in the Jianou City Industrial and Commercial Administrative Bureau, of Fujian Province, Registration Number: 3507832002288 and having it's office at New Construction Industrial Zone, Nanya Town, Jianou City, Fujian Province, P.R. China (hereinafter referred to as the "Vendor")

AND:

     SPARTA HOLDING CORP. a non-reporting, public company incorporated pursuant to the laws of the State of Nevada, USA having its office 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 U.S.A. (hereinafter referred to as the "Purchaser").

WHERAS the Vendor is the registered owner of certain mineral Licenses collectively referenced herein as the "Daan Silver Mine" located in Shouning County, Ningde City, Fujian Province, People's Republic of China and all rights appurtenant thereto all as more particularly described in Schedule "A" attached hereto;

AND WHEREAS the Vendor has agreed to sell and transfer and the Purchaser has agreed to acquire, the silver mining ownership right located at Daan Shouning County Fujian Province subject to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Purchaser and the Vendor, the Parties covenant and agree with each other as follows:

1.0      DEFINITIONS

In this Agreement (including the recitals hereto, this paragraph and the Schedule) the words and phrases set forth below shall have the meanings ascribed thereto below, namely;

     (a) "Affiliate" of a Party means a corporation or partnership that controls the Party, is controlled by the Party or is controlled by the same person, corporation or partnership that controls the Party, for which purpose a corporation shall be deemed to be controlled by those persons, corporations or partnerships who own or effectively control, other than by way of security only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which owns the shares of the corporation) to elect the majority of its board of directors and a partnership shall be deemed to be controlled by those persons, corporations, or partnerships that are able to determine policies or material decisions of that partnership, provided that a partnership which is composed solely of corporations which are Affiliates as described above shall be deemed to be an Affiliate of each such corporation or its other Affiliates;

     (b) "Agreement" means this agreement dated August 14th, 2004 including the recitals hereto, this paragraph and each schedule;

     (c) "Assets of the Vendor" means collectively the silver mining ownership right located at Daan Shouning County Fujian Province registered in the name of the Vendor; the Daan Silver Mine License(s), the Tangibles and Miscellaneous Interest;

     (d) "Capital Stock" means the silver mining ownership right located at Daan Shouning County Fujian Province registered in the name of the Vendor;

     (e) "Closing" means (i) delivery of the Purchaser's common shares to the Vendor as defined in Clause 4.1 herein; (ii) delivery of all of the Vendor's issued and outstanding Capital Stock to the Purchaser as defined in Clause 3.1. herein; (iii) the completion of a minimum US $ 3.0M to maximum US$4.0M equity financing through an Offering of the Purchaser's common shares subject to the Phase One budget and work program as established in the Purchaser's geological consultant's report to the satisfaction of the Purchaser acting reasonably and (iv) the registration of the Purchaser as an SEC registered publicly traded U.S. OTC Bulletin Board Company;

     (f) "English" means the English language and the official text of this Agreement shall be the English language and all information and documents associated with the Agreement are to be in the English language;

     (g) "Closing date" means the completion of the Closing the Clause 1(f) items on or before December 31, 2004;

     (h) "License Areas" means the square kilometer areas as set forth and as further described in the map(s) attached to this Agreement in Schedule "A";

     (i)  License(s)   means  the  Daan  Silver  Mine   Licenses   free  of  all
          Encumbrances and in good standing under the laws, rules and regulations of the Fujian Province Department of Land Resources as set forth in Schedule "A";

     (j) "Dollar" or "$" means a dollar in the lawful currency of the United States of America;

     (k) "Employee Obligations" means any obligations or liabilities of the Vendor to pay any amount to or on behalf of their officers, directors, workers or employees, or, as applicable, to the workers or employees of any of the Vendor's consultants, other than for salary, bonuses under their existing bonus arrangements and directors' fees in the ordinary course, in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, Employee Obligations shall include the obligations of the Vendors to officers, workers or employees: (i) for severance or termination payments on a change of control pursuant to any executive severance and termination agreements in the case of officers and pursuant to any severance policy in the case of workers or employees; and (ii) for retention bonus payments pursuant to any retention bonus program or executive employment agreement;

     (l) "Encumbrance" means, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, claim, trust, royalty or carried participation, net profits or other third party interest and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

     (m) Environmental Law" means all applicable federal, provincial/state, municipal, or local laws, regulations, orders, government decrees or ordinances pertaining to or having application to the License Areas with respect to environmental, health or safety matters;

     (n) "Governmental Authority" includes any federal, provincial, state, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

     (o) "Miscellaneous Interest" means the Vendor's aggregate beneficial undivided 100 Percent (100%) participating interest in and to all the Daan Silver Mine License(s) and the one hundred percent (100%) rights thereto including, without limitation;

          (i) all contracts, agreements, books, records and documents including, without limitation, the title (License(s)) and Operating Documents and any rights of the Vendor in relation thereto;

          (ii) all Surface Interests;

          (iii) all Technical Information;

          (iv) all Licenses, authorizations, permits, crossing privileges or other rights pursuant to the License Areas; (v) all minerals contained within the License Areas;

     (p) "Party" means the parties to this Agreement and their respective successors and permitted assigns and party shall mean any one of them;

     (q)  "Permitted Encumbrances" means any of the following:

     (i)  easements, rights of way, servitudes or other similar rights in land

     (ii) the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate the License(s) Title and Operating Documents or to require annual or other periodic payments as a condition of the continuance thereof;

     (iii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate the License(s) in any manner;

(r)      "Purchase Price" has the meaning ascribed thereto in Clause 4.1;

(s)      ""SEC" means the United State Securities and Exchange Commission;

(t) "Title" means the Daan Silver Mine License(s) as registered to the Vendor as outlined and attached in Schedule "A";

(u) "Tangibles" means the Vendor's beneficial and undivided one hundred percent (100%) interest in and to all tangible depreciable property and assets that are situated in, on or about the License Area, appurtenant thereto or used or useful in connection with the further development of the "Daan" project.

2.0      INTERPRETATION

(a) The headings of the paragraphs of this Agreement and of the Schedules are inserted for convenience and for reference only and shall not affect the meaning or construction hereof.

(b) Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, each shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

(c) If there is any conflict or inconsistency between the provisions of this agreement and those of a Schedule attached hereto, the provisions of this Agreement shall prevail.

(d) All documents executed and delivered pursuant to the provisions of this Agreement are subordinate to the provisions hereof and the provisions hereof shall govern and prevail in the event of a conflict.

(e) Any reference to a statue shall include and shall be deemed to be a reference to such statue and to the regulations made pursuant thereto, and all amendments made thereto and in force at the date hereof.

(f) The following Schedules are attached to form part of and are incorporated in this Agreement:

              "A" The Daan Silver Mine registered Licenses as held by the Vendor "B" Allocation of Loan advance by the Purchaser to the Vendor
              "C" An outline of the minimum obligations that are required in order to maintain the License(s) in good standing.

(g) References in this Agreement to the knowledge of a Party shall be construed as a reference to the actual knowledge of such party without an obligation to make an inquiry of another party or review any files or records of a party.

(h) All capitalized terms used herein and not defined herein shall have the meaning attributed thereto in the contract.

(i) The terms "including" and "include" do not denote or imply any limitation.

3.0      PURCHASE AND SALE

3.1 Subject to the terms and conditions herein, the Purchaser hereby agrees to purchase all of the issued and outstanding Capital Stock of the Vendor, and the Vendor agrees to convey and transfer the silver mining ownership right located at Daan Shouning County Fujian Province to the Purchaser on the Closing Date at and for the Purchase Price as defined in Clause 4.1 herein.

4.0      PAYMENT OF THE PURCHASE PRICE AND PURCHASER'S OBLIGATIONS

4.1 On the Closing Date the Purchase Price shall be paid by the Purchaser to the Vendor by delivering five million five hundred thousand restricted shares (5,500,000) of the Purchaser's common shares and such shares shall carry a Rule 144 SEC legend as to marketability to the effect that such shares are for purposes of investment only and not with the view to resale until such shares have been registered with the SEC.

4.2 For purposes of advancing the purpose of this Agreement and the further development of the Daan Silver Mine Project the Purchaser undertakes the following;

     (i) on or before July 30, 2004 to raise US $300,000 by way of a private placement equity offering in the common shares of the Purchaser for purposes of funding startup operations including the required legal, accounting and general overhead expenses in order to implement this Agreement; and

     (ii) following the execution of this Agreement the Purchaser shall prepare and file at its cost a registration statement with the SEC and/or such United States State agencies as are required to register an equity offering in the common shares of the Purchaser for US $3.0M to US$4.0M subject to the actual amount determined for the purpose of advancing the Phase 1 Exploration/Development plan, by the Purchaser's geological consultant's report as presented to the Purchaser's and Vendor's Board of Directors and the Vendor's geological advisors but to the satisfaction of the Purchaser acting reasonably. Purchaser shall use its best efforts to obtain an effective registration statement on or before December 31, 2004. Should the Purchaser's registration statement fail to be effective by the said date, then the Purchaser and Vendor shall agree to extend this agreement for an additional 90 days until March 31, 2005; and

     (iii)Purchaser should raise Three Million Six Hundred Thousand U.S. Dollars ($3,600,000) as per Clause 4.2 (i) and (ii) above by December 31, 2004, which amount will entirely be used in Vendor's mining operations. In the event that Purchaser is unable to raise the full $3,600,000 by December 31, 2004, Vendor agrees to extend the time period until March 31, 2005, and in such case Purchaser will undertake a private placement to raise an additional U.S.$500,000 during this extended term. In the event that Purchaser is unable to complete the raising of the full $3,600,000 amount through the private placements and public offering as per this Clause 4.2 (i), (ii) and (iii), the Vendor agrees to provide a loan to the Purchaser equal to the balance difference amount between the $3,600,000 and the total amount of money raised by the Purchaser under this Clause 4.2(i), (ii) and (iii). Upon receipt of the $3,600,000 amount, the Closing Date of this Agreement becomes effective. In the event that the Vendor has provided a portion of the $3,600,000, the Vendor shall have the right to renegotiate and adjust its share percentage ownership in the Purchaser based upon the actual funds received from private placements and the public equity offering compared to the ratio of investment and shares issued pursuant to this Agreement.

4.3 Subject to the satisfactory completion of due diligence as defined by the Purchaser including a review of the Vendor's Daan Silver Mine Licenses, the Purchaser agrees and shall on or before July 30, 2004 advance to the Vendor in trust as a non interest bearing registered loan the sum of US Dollars 200,000 which funds shall be utilized and disbursed from trust by the Vendor for the Daan Silver Mine project in accordance with an agreed purposes of distribution as defined in Schedule "B" as attached hereto. Should the Purchaser fail to make the Loan advance to the Vendor as per Clause 4.3 herein then this Agreement shall automatically terminate.

4.4 The Vendor agrees herein and undertakes to assist and fully cooperate with the Purchaser as requested by the Purchaser in writing, with the above referenced registration statement and shall provide the Purchaser with all required documents in English relating to the Daan Silver Mine including but not limited to the Licenses and all audited financial statements of the Vendor prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to the satisfaction of the Purchaser and of the SEC.

4.5 The Vendor and/or its Affiliate shall, for purposes of the SEC registration statement and the Offering appoint and herby/herein grants to the Purchaser's President or his designated appointee its limited attorney-in-fact for purposes of acting as the Vendor's Agent and to sign for the Vendor in its name place and stead, in any and all capacities to implement and execute any and all documents to be filed with the SEC and any governmental agency, federal state or otherwise in connection with any securities filings, including but not limited to: amendments, exhibits, agreements, concerning shareholders granting said limited attorney-in-fact and agent including full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intent and purposes as it might and could do itself, hereby ratifying and confirming all that each said limited attorney-in-fact and agent or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

4.6 In conjunction with an in parallel to this offering the Purchaser shall initiate and take the steps required in order to become a registered publicly traded United States OTC Bulletin Board company.

5.0      CLOSING

5.1 The closing and transfer of the Capital Stock in the Vendor to the Purchaser and the transfer of the restricted common shares of the Purchaser to the Vendor shall, unless otherwise agreed by the Parties take place on the Closing Date at an agreed location in Las Vegas, Nevada.

6.0      CORPORATE AND GENERAL MATTERS REGARDING REVIEW

6.1 The Vendor shall provide reasonable access for the Purchaser and its advisors to the Vendor's Corporate records, books, accounts, documents, files, information, materials, title, License(s) and Operating Documents, minute books, tax returns, Tax receipts, filings and Technical Information regarding the corporation, the Assets and the Capital Stock regardless of the location thereof, for the purpose of the Purchaser's review of the Daan Silver Mine License(s), the Assets and the Capital Stock of the Vendor and Vendor's clear title thereto to the Daan Silver Mine License(s).

6.2 The Vendor undertakes to assist the Purchaser as requested by the Purchaser with the review and due diligence process as outlined in Clause 6.1 above with the objective of completing such due diligence review on or before July 31, 2004. In this regard the Vendor undertakes to provide a certified English translation of all documents requested by the Purchaser relating to the Purchaser's due diligence. The Purchaser undertakes to provide the Vendor with advance written notice of at least seven (7) days of any and all of its employees or consultants, who plan to visit Fujian Province for the purpose of completing the above due diligence review and the Vendor shall provide all reasonable assistance to such personnel.

7.0      CONDITIONS TO THE CLOSING

7.1 The following are conditions to the Closing of the purchase herein, for the benefit of the Purchaser, which may be waived at the discretion of the Purchaser:

     (i) the representations and warranties made by the Vendor in Clause 10.0 hereof shall be true as of the Closing Date as if made on and as of such date and the Vendor shall have provided to the Purchaser a certificate of an officer of the Vendor certifying as to such matters on the Closing Date and the Purchaser shall have no knowledge to the contrary;

     (ii) the Vendor shall have performed or complied in all material respects with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor at or prior to the Closing Date;

     (iii)the board of directors of the Purchaser shall have approved the transactions contemplated herein;

     (iv) the Vendor shall have good and clear title with no liens to the Daan Silver Mine Licenses and to its Capital Stock;

     (v) Purchaser and/or its representatives shall have completed its inspection and due diligence of the Vendor's Corporate Status and the Daan Silver Mine Licenses and have been provided the opportunity to make assessments on same and is satisfied, acting reasonably, with the results thereof;

     (vi) Purchaser shall have been permitted access to review all the Vendor's records and operations and shall have confirmed that same are as represented by the Vendor and satisfactory to Purchaser;

     (vii)Between the date hereof and the Closing Date, the Vendor shall conduct itself in the ordinary course of business and no change of any kind to the Assets shall have occurred which, in the sole opinion of the Purchaser, acting reasonably, materially adversely affects the Vendor's value;

     (viii) Purchaser is satisfied, acting reasonably, in all respects with all material financial, tax and operational matters relating to the Vendor;

     (ix) The silver mining ownership right located at Daan Shouning County Fujian Province;

     (x) Other than as contemplated herein, or otherwise disclosed in writing to the Purchaser, there shall be no outstanding claims, lawsuits, actions or proceedings against the Vendor which would have a material adverse effect on any of the Assets, the business or the operations of the Vendor; and

     (xi) The Purchaser is satisfied, acting reasonably, as to the Vendor's financial or economic position and the status of the Daan Silver Mine Licenses at Closing.

The foregoing conditions shall be for the benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or part, at any time.

7.2 The following are conditions to the Closing of the sale herein, for the benefit of the Vendor, which may be waived at the discretion of the Vendor;

     (xii)the  representations  and  warranties  made by the Purchaser in Clause
          11.0 in this Agreement shall be true as of the Closing Date as if made on and as of such date.

     (xiii) the Purchaser shall have performed or complied in all material respects with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

     (xiv)no suit, action or other proceeding shall, at Closing, be pending against the Vendor or the Purchaser before any Court or governmental agency seeking to restrain, prohibit, obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement which would materially and adversely affect the Vendor, or the Purchaser, or the Vendor's Assets; and

     (xv) the board of directors of the Vendor, and its Affiliate shall have approved the transaction contemplated herein.

The foregoing conditions shall be for the benefit of the Vendor and may be waived by the Vendor in writing, in whole or part, at any time.

8.0      DELIVERIES OF THE VENDOR

8.1 At Closing, if the conditions precedent contained in Clause 7.0 are satisfied or waived, the Vendor shall deliver or cause to be delivered to and in favour of the Purchaser, against those deliveries required to be made by the Purchaser, the following;

(i) the silver mining ownership right located at Daan Shouning County Fujian Province registered in the name of the Vendor duly changed to the Purchaser's name and registered at Shouning County in Fujian Province with the proper authorities;

(ii) confirmation that its has compiled with the representations, warranties and covenants of this Agreement which are true and correct and have been performed, as the case may be, in all material respects as of the Closing Date;

(iii) will cause the registration of the business certificate for the Purchaser to be made effective at Shouning County, Fujian Province with the proper authorities;

(iv)              receipt for the Purchaser's Common Shares;

(v) the parties will mutually agree to the officers and directors of the Vendor who will be qualified and in good standing for their intended responsibility;

(vi) all of the Vendor's records, its minute books, cheque books and credit cards (if any);

(vii) a legal opinion from counsel, acceptable to the Purchaser, acting reasonably, as to the due and valid transfer of the Vendor's Capital Stock to the Purchaser hereunder on Closing; and

(viii) any and all other documents which are required to be delivered by the Vendor to the Purchaser pursuant thereto.

(ix) All deliveries of the Vendor shall, except as otherwise stated, be in a form acceptable to the Vendor and the Purchaser and their respective solicitors, acting reasonably and all documents are to be in English with a certified translation from Chinese.

9.0      DELIVERIES OF THE PURCHASER

9.1 At Closing, if the conditions precedent set forth in Clause 7.1 and 7.2 are satisfied or waived, the Purchaser shall deliver or cause to be delivered to and in favour of the Vendor, against those deliveries required to be made by the Vendor, the following;

(i) Payment of the Purchase Price, by the Purchaser of the Purchaser's 5,500,000 common shares in accordance with Clause
                  4.1 of this Agreement

(ii) A certificate of an officer of the Purchaser or of a duly appointed attorney of the Purchaser confirming that the representations, warranties and covenants of the Purchaser as set forth in this Agreement are true and correct or have been observed and performed, as the case may be in, in all material respects as of the Closing Date;

(iii) a certificate of an officer of the Purchaser or of a duly appointed attorney of the Purchaser confirming that the conditions precedent set forth in Clause 7.1 have been waived or to the Purchaser's knowledge satisfied; and

(iv) any and all other documents which are required to be delivered by the Purchaser to the Vendor pursuant hereto.

9.2 All deliveries of the Purchaser shall, except as otherwise stated, be in a form acceptable to the Vendor and the Purchaser and their respective solicitors, acting reasonable.

10.0     REPRESENTATIONS AND WARRANTIES OF THE VENDOR

10.1 The Vendor represent and warrant to the Purchaser as at the date hereof that;

         General

     (a) the Vendor is a corporation validly existing under the laws of the jurisdiction of Jianou City Industrial and Commercial Bureau, Fujian Province and duly qualified under the laws of this jurisdiction to own those of the Assets owned by it and carry out its business; (b) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and provisions hereof, do not and will not;

          (i) result in the breach of or violate any term or provision of the Vendor's articles, by-laws or other constating documents;

          (ii) conflict with, result in a breach of, constitute a default under, or prohibit the performance required by, any agreement, instrument, License, permit or authority to which the Vendor is a party or by which the Vendor is bound or to which any property of the Vendor is subject, or result in the creation of any Encumbrance upon the Assets or the Capital Stock of the Vendor under any such agreement, License, permit or authority;

          (iii)result in the creation of any Encumbrance upon any of the Assets;

          (iv) give to any person any material interest or right, including the right of purchase termination, cancellation or acceleration under any agreement, instrument, License, permit or authority in respect of the Assets or the Capital Stock of the Vendor; or

          (v) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to the Vendor, the Assets or the Capital Stock of the Vendor

     (c) the Vendor has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commission, financial advisory fees or other similar forms of compensation with respect to the transactions contemplated herein;

     (d) this Agreement has been duly executed and delivered by the Vendor and the endorsement of the Capital Stock of the Vendor or a written instrument of transfer relating thereto and all documents executed or delivered by the Vendor pursuant hereto to be executed and delivered by the Vendor to the Purchaser on the Closing Date or thereafter, shall be duly executed and delivered by the Vendor and this agreement constitutes a legal and valid binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, subject to all laws of bankruptcy and insolvency relating thereto and laws of general application relating to creditors' rights generally;

     (e) the Vendor has all requisite power and authority to enter into this Agreement and to perform their obligations under this agreement and all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the sale and transfer of the Capital stock of the Vendor in accordance with this Agreement has been taken;

     (f) all information and material whether written or verbal, provided by the Vendor and to the Purchaser in respect of the Vendor as of the Closing Date shall be, to the best of the knowledge of the Vendor, true and accurate;

         Assets

     (g) that the Vendor's Assets, the Daan Silver Mine License(s) held by the Vendor and the Capital Stock of the Vendor are free and clear of all Encumbrances created by, through or under the Vendor and to the knowledge of the Vendor and TCC there are no defects, failures or impairments in the Vendor's title to the Assets which in aggregate could have a material adverse effect, financial or otherwise, on the business of the Vendor;

     (h) the Vendor has not received nor delivered any written notices of violation or alleged violation of any provisions of any material agreement, statute, rule, regulation, order, judgment, declaration or by-law in respect of the Assets;

     (i) there are no actions, suits, other legal, administrative or arbitration proceedings or government investigations commenced at law or in equity or before or by any Court or other governmental Authority and which involve or affect the Vendor or the Assets, which could have a material adverse effect, financial or otherwise, on the Assets or the liabilities, business, operations, prospects, affairs, License(s), capital or financial condition of the Vendor;

     (j) no officer, director, employee or consultant of the Vendor or any associate or Affiliate of any such person or any party not at arm's length to such parties, has, or is entitled to, any royalty, net profits interest, carried interest or other Encumbrance of any nature whatsoever which is based on production from the Assets or any revenue or any revenue or rights attributed thereto;

     (k) all material documents, records and filed respecting the Vendor, the Licenses, the Capital Stock of the Vendor and the Assets, including without restriction, all financial, tax and operational records, shall have been made available to the Purchaser or its solicitors prior to the Closing Date, and all information relating to instances of non-compliance with the License(s) have been disclosed to the Purchaser prior to its execution of this Agreement;

     (l) no person, firm or corporation has any Right of First Refusal to acquire any interest in any Assets by virtue of or arising from this Agreement and the sale and transfer of the Capital Stock of the Vendor to the Purchaser;

     (m) to the knowledge of the Vendor except to the extent that any violation or other matter referred to in this paragraph does not have a material adverse effect, financial or otherwise, on the business, assets, properties, License(s), condition (financial or otherwise), results of operations or prospects of the Vendor and except as has been disclosed in writing to the Purchaser:

          (i)  the Vendor is not in violation of any Environmental Laws;

          (ii) the Vendor has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

          (iii)there have been no releases, deposits or discharges, in violation of Environmental Laws, of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Vendor including, without restriction, any that have not been rectified or are in the process of being rectified on any of the real property owned or leased by the Vendor or under its control;

          (iv) the Vendor has not knowingly failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law; and

          (v) the Vendor holds all Licenses, permits and approvals required under any Environmental Laws which are required to be held by it in connection with the operation and ownership and use of the Assets, all such Licenses, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of the type owned by the Vendor the Vendor has not received any notification that any orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business of the Vendor or the Assets, including, without restriction, that any work, repairs, construction or capital expenditures are required to be made as a permit or approval issued pursuant thereto, or that any License, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

          (vi) the Vendor has not received notice of any default or violation of or investigation or directive relating to the Daan Silver Mine License(s) or any environmental or pollution law, regulation or ordinance with respect to the Assets or the Vendor. The operation of the Daan Silver Mine License(s) and the Assets are in compliance with all terms and conditions of the License(s) and all other applicable laws, permits and authorizations in all material respects, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the License(s) and the Assets in all material respects. The Vendor is not aware of any spills or releases of contaminants into the environment on or in respect of the License Area;

     (n) the Vendor has made available to the Purchaser all information in its possession relevant to environmental damage or contamination or other environmental problems pertaining to the License(s) and the Assets, and the Vendor has not knowingly withheld any such information from the Purchaser;

         Capital Stock of Vendor

     (o) the Capital stock of the Vendor has been legally issued subject to the by-laws and articles of the Vendor, the Vendor has good and marketable title thereto, free and clear of any liens, pledges, voting trusts, proxies, restrictions, adverse claims, demands or other Encumbrances of any kind;

     (p) except pursuant to this Agreement, no person has any agreement, option, right or privilege (including, without limitation, whether by law, pre-emptive right, contract or otherwise) to purchase from the Vendor, subscribe for, convert into, exchange for, or otherwise require the issuance of, nor any agreement, option, right or privilege capable of becoming any such agreement, option, right or privilege, any of the Capital Stock of the Vendor or to purchase any of the Vendor's Capital Stock;

     (q) there are no actions, suits, proceedings or claims in existence or, to the Vendor's knowledge, pending or threatened, with respect to or in any manner challenging the Capital Stock of the Vendor, the ownership thereof by the Vendor or the exercise of any rights which are derived or attached thereto;

     (r) the Capital Stock of the Vendor represents all of the issued capital stock of the Vendor, is validly issued and is fully paid and non-assessable;

     (s) the silver mining ownership right located at Daan Shouning County Fujian Province;

     (t)  as at the date hereof the Vendor has not:

          (i)  declared,   authorized,  paid  or  made  any  dividend  or  other
               distribution to any Affiliate, shareholder, director, officer or employee, whether in cash, Capital Stock or otherwise;

          (ii) made any change in its accounting principles and practices;

          (iii)in the aggregate and taken as the whole, suffered any material adverse change, financial or otherwise, in its business, financial condition, assets, properties, liabilities, operations or any occurrences or circumstances which has resulted or might reasonable be expected to result in a material adverse change;

          (iv) granted any power of attorney;

          (v)  guaranteed, or agreed to guarantee, the obligations of any party;

          (vi) reduced its stated capital in any manner;

          (vii)purchased,   acquired,   cancelled  or  redeemed,  or  agreed  to
               purchase, acquire, cancel or redeem, any of its outstanding capital; or

          (viii) authorized or paid any bonus or similar payment not in the ordinary course of business to any employee, officer or director;

     (u) the Vendor is not currently liable for any Employee Obligations or is a party to any contracts or arrangements with any director, officer, employee or consultant of the Vendor, or any associate or Affiliate of any such director, officer, employee or consultant nor is there now, nor in such circumstance shall there be, any indebtedness owing by the Vendor to any such parties or by any such parties to the Vendor;

     (v) the Vendor is not a party to any contracts, agreements or obligations which are outside of the ordinary course of business, including, without restriction, any enforceable contract or agreement to merge or consolidate with any other corporation or entity, to acquire substantially all of the assets or shares of any other corporation or entity, or to sell all or any material part of the Assets;

     (w) the Vendor has no subsidiaries, nor does it own shares or interests in any other corporation, partnership or other legal entity;

     (x) the corporate records and minute books of the Vendor have been maintained in accordance with prudent business practices, are true, correct and complete in all material respects and such minute books contain the minutes of all meetings and all resolutions of the directors and shareholders as reflected in the English translations from the Chinese as certified; and

     (y) there exists no shareholder or other agreement in effect which affects the transferability of the Capital Stock of the Vendor nor is the Vendor a party to any voting trust, agreement, unanimous shareholders agreement, "share pooling" agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Capital Stock of the Vendor.

Each of the foregoing representations and warranties shall be qualified as the Date hereof and as of the Closing, as applicable. The representations and warranties of the Vendor in this Paragraph 10 shall survive the Closing and not be merged in any conveyances or other documents provided pursuant to this Agreement.

11.0     PURCHASER'S REPRESENTATIONS AND WARRANTIES

11.1 The Purchaser represents and warrants to and with the Vendor on the date hereof that:

     (a) the Purchaser is validly existing under the laws of its jurisdiction of organization;

     (b) the Purchaser has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement and has authorized and taken all corporate action necessary to authorize the execution, delivery and performance of this agreement and the purchase of the Capital Stock of the Vendor

     (c) this Agreement has been duly executed and delivered by the Purchaser and all documents executed or delivered by the Purchaser pursuant hereto to be executed and delivered by the Purchaser to the Vendor on the Closing Date or thereafter shall be duly executed and delivered by the Purchaser and this agreement does, and such documents will, constitute legal and valid binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms subject to bankruptcy, insolvency and creditors' rights of general application

     (d) the execution and delivery of this Agreement, consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and provisions hereof do not and will not be in conflict with, result in a breach of, constitute a default under, or prohibit the performance required by any agreement, instrument, License, permit or authority to which it is a party or by which it is bound or to which any property of the Purchaser is subject or result in the creation of any lien, claim or Encumbrance under any such agreement, instrument, License, permit or authority or violate any judgment, decree, order, statue, rule or regulation applicable to the Purchaser.

11.2 The representations and warranties of the Purchaser in this Paragraph 11 shall survive the Closing and not be merged in any conveyances or other documents provided pursuant to this Agreement.

12.0     COVENANTS AND PERMITTED TRANSACTIONS

12.1 The Vendor covenants with the Purchaser that, until the Closing Date, the Vendor shall;

     (i) maintain the License(s) and Assets in accordance with generally accepted mining and engineering practices;

     (ii) not farmout, divest, surrender, abandon or permit to expire or otherwise dispose of any of the Assets without the prior consent of the Purchaser;

     (iii)other than in the ordinary course of business or as otherwise contemplated herein, not amend or terminate any agreement or instrument relating to the License(s) or the Assets or enter into any new agreement or commitment relating to the License(s) or the Assets without the prior consent of the Purchaser; and

     (iv) not take actions or steps, including initiating, soliciting or entertaining other proposals in respect of the sale of its Capital Stock or any of the Assets to any third party.

12.2     Until the Closing:

     (i) subject to the provisions of subparagraph 12.1, the Vendor shall not enter into any obligations or commitments with respect to the Assets, which is in excess of US $2,000 for any single item or $5,000 in the aggregate (excluding any expenses related directly to the silver mining operations) without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, except as may be reasonable necessary to protect, ensure life and safety or to preserve the assets or title to the Assets; and

12.3 Until the Closing, the Vendor covenant with the Purchaser that it shall not;

     (i)  amend any of its constating documents;

     (ii) declare any dividends or, make any distributions in respect of its Capital Stock or purchase any securities;

     (iii)issue any other securities or grant any options, warrants, calls, rights to issue additional shares or securities or similar rights or agree to do so;

     (iv) to hire any employees without the consent of the Purchaser;

     (v) to (i) reorganize, amalgamate, merge or otherwise continue with any other person, corporation, partnership or other business organization whatsoever; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of shares or securities, contributions of capital property transfer; or (iii) enter into any hedges, swaps or other financial instruments or like transactions;

     (vi) grant to any officer, employee or director an increase in compensation in any form, grant any general salary increase, grant to any other employee any increase in compensation in any form, make any loan to any officer, director or any other party not at arm's length, or take any action with respect to the grant of any severance or termination pay with any officer arising from a change of control or the entering into of any employment agreement with, any senior officer or director, or with respect to any increase of benefits payable under its current severance or termination pay policies (it being specifically acknowledged that a change in the frequency of pay to any consultant, provided the aggregate annual amounts paid to such consultant have not increased, shall not be deemed to be an increase in compensation for the purpose of this subparagraph);

     (vii)adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangements or agreements; and

12.4 The Vendor agrees that it shall promptly notify the Purchaser in writing of any material adverse change (actual, anticipated, contemplated or, to the knowledge of the Vendor threatened, financial or otherwise) in their business, operations, affairs, assets, capitalization, financial condition, prospects, Licenses, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Vendor or of any change in any representation or warranty provided by the Vendor in this Agreement which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect and the Vendor shall in good faith discuss with the Purchaser any change in circumstances (actual, anticipated, contemplated, or to the knowledge of the Vendor threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the Purchaser pursuant to this provision.

13.0     TERMINATION

13.1 In the event that this Agreement is terminated in accordance with its terms each Party shall take all reasonable action to return the other Party to the position relative to the Assets and the securities which such party occupied prior to the execution hereof.

14.0     CONSENTS

14.1 Prior to and after Closing, the Parties hereto shall use all reasonable efforts to obtain and deliver to the other Party all necessary consents (other than consents which may not be unreasonable withheld), permissions and approvals of third parties and governmental and regulatory authorities in connection with the transaction contemplated herein.

15.0     LIABILITIES AND INDEMNITIES

15.1 After the Closing and subject to delivery of the certificates pursuant to Clause 3.1 the Vendor shall indemnify, defend and save harmless the Purchaser and its Affiliates, their successors and assigns and each of their respective directors, officers, employees, agents and representatives from and against any and all loss, claims, suits, liability, damages, costs or expenses which may be brought against, suffered or incurred by them as a direct or indirect result of any matter or thing arising out of or resulting from, attributable to or connected with the breach of any representation, warranty, covenant or agreement of the Vendor contained in this Agreement.

15.2 After the Closing, the Purchaser shall indemnify, defend and save harmless the Vendor and its successors and assigns from and against any and all loss, liability, damage, cost or expense suffered or incurred by it, as a direct or indirect result of any breach of a representation, warranty or covenant of the Purchaser set forth in this Agreement or the certificate delivered pursuant to Clause 4.1 in respect thereof.

15.3 The following procedures shall apply in connection with any claims for indemnification under subparagraphs 15.1 and 15.2;

     (j) If an indemnified party hereunder receives notice of the commencement or assertion against it of any claim made by a third party for which such indemnified party seeks or intends to seek indemnification under this Paragraph 15.0, the indemnified party shall give the indemnifying party reasonably prompt written notice thereof. Such notice to the indemnifying party shall describe such third party claim in reasonable detail. The indemnifying party shall have the right to participate in or to elect to assume the defense of any such third party claim at the indemnifying party's own expense and by such indemnifying party's own counsel, and the indemnified party shall co-operate in good faith in such defense. The indemnified party shall have the right to participate in the defense of any such third party claim assisted by counsel of its own choosing. No indemnified party shall have the right to settle or compromise, or propose to settle or compromise, any such third party claim without the consent of the indemnifying party.

     (ii) Any claim for indemnification under Paragraph 15.0 by an indemnified party, shall be asserted by giving the indemnifying party written notice thereof in accordance with the terms hereof. Such notice to the indemnifying party shall describe such direct claim in reasonable detail.

     (iii) Notwithstanding anything herein to the contrary:


     (iv) the indemnities provided in the foregoing subparagraphs 15.1 and 15.2 shall not apply to the extent that the liabilities are caused by the negligence, willful default or misconduct of the Party claiming indemnity;

     (v) the indemnified Party shall not be entitled to any indemnification in respect of any matter or thing which is the subject of the indemnity set forth in Clause 15.0 above unless it shall have given written notice of its claim for indemnification (including reasonable particulars of the claims) to the other party, within twelve (12) months of the Closing Date.

16.0     LEGAL COSTS

16.1 Any costs in respect of which indemnification is provided hereunder shall include reasonable attorney's fees on a solicitor to his own client basis.

17.0     WAIVER

17.1 No waiver by any Party of any breach of any of the terms, conditions, representations or warranties in this Agreement shall take effect or be binding upon that Party unless the waiver is expressed in writing by that Party and any waiver so given shall extend only to the particular breach so waived and shall not limit any rights with respect to any other or future breach.

18.0     FURTHER ASSURANCES

18.1 At the Closing Date and thereafter as may be necessary the Parties shall execute, acknowledge and deliver such other instruments and take or refrain from taking such other action as may be reasonably required to more fully assure the completion of the transactions contemplated herein in accordance with the provisions of this Agreement and otherwise assure the carrying out of the intent and purpose of this Agreement.

19.0     ENTIRE AGREEMENT

19.0 The Parties hereto agree that this Agreement constitutes and contains the entire Agreement and understanding among the Parties and supersedes all prior agreements, memoranda, correspondence, communication, negotiations and representations, whether oral or written, express or implied, statutory or otherwise, among the Parties or any of them with respect to the subject matter hereof.

20.0     GOOD FAITH

20.1 The Parties hereto agree that they shall at all times during the currency of this Agreement act in good faith with respect to the other Party hereto, and shall do or cause to be done all things within their respective powers which may be necessary or desirable to give full force and effect to the provisions of this Agreement hereof. Moreover the Parties hereto being bound by the terms of this Agreement, so long as it remains in force, acknowledge their fiduciary responsibility each to the other.

21.0     ASSIGNMENT

21.1 Prior to the closing Date, neither Party may assign its interest in or under this Agreement without the prior written consent of the other Party hereto and any purported assignment without that consent shall be void and ineffective. Notwithstanding the foregoing, the Purchaser shall be entitled to assign its interest in this Agreement to an Affiliate without the consent of the Vendor.

22.0     POST CLOSING

22.1     Subject to closing this Agreement but upon Closing;

The Purchaser shall, through its Board of Directors, employees and consultants, make timely and prompt regulatory filings, including the preparation and filing of financial statements in accordance with SEC guidelines and standards in conjunction with the Purchaser's auditors, access the capital markets and attend to the administration and running of a US public company. In so doing the Purchaser shall conduct its business in compliance with all applicable US laws, rules and regulations in each jurisdiction in which its business is carried on.

     (a) The Purchaser shall nominate its representatives to the Board of the Vendor and its nominees, upon election shall control the board of Directors of the Vendor and its Board of Directors shall be responsible for appointing the appropriate senior managers and officers who will report to the Board of Directors.

     (b) The Parties shall establish a Daan Project Management Committee as soon as is practical. Each of the Purchaser and the Vendor shall appoint two (2) members to the Management Committee along with their alternates. The Management Committee shall appoint a Secretary who shall;

          i.   Keep a record of the decisions of the Management Committee

          ii. Forthwith distribute copies of all Management Committee minutes to the members of the Committee

     (c)  The Management Committee shall have the authority to;

          (k)  approve,   modify  or  reject   any   exploration,   development,
               pre-feasibility, production plan and give direction to the Manager

          (ii) settle with the Manager the terms and conditions upon which the Manager shall carry out all agreed programs

     (d) Vendor shall assist the Purchaser to the best of its ability, along with its representatives on the Daan Project Management Committee, with the working relationships and interaction with the Fujian Province Department of Land Resources as well as all other Provincial, Regional and Central Government departments and agencies regarding the development of the Daan Project including, but not limited to , the securing of permits, labor relations, logistics support (water, power, transport etc.), environmental matters as well as the maintenance of the Daan Project License(s) and any new Daan Project Licenses mandated by any People's Republic of China regulatory body.

23.0     NEW BUSINESS

23.1 Vendor undertakes that subject to Closing this agreement it will grant the Purchaser a ninety (90) day right of first refusal to review and due diligence any other mineral project in the People's Republic of China that Vendor may obtain or have access to. Any new mineral project shall be subject to a separate agreement regarding terms and conditions.

24.0     NOTICE

24.1 All notices required or permitted hereunder or with respect to this Agreement shall be in writing and shall be deemed to have been properly given and delivered when delivered personally, or when confirmed by facsimile (or by any other like method by which a written and recorded message may be sent) and addressed to the Parties, respectively, as follows:


              VENDOR:               Fujian Tiancheng Mining Industry Corp. Ltd.
                                    New Construction Industrial Zone
                                    Nanya Town, Jianou City
                                    Fujian Province, P.R. China

                                    Telephone:       86 23 638 24871
                                    Facsimile:       86 23 638 27977
                                    E-mail:          qingzhangw2000@yahoo.com.cn
                                    Attention:       Wang Qing Zhang

              Purchaser:            Sparta Holding Corp.
                                    8275 South Eastern Avenue, Suite 200
                                    Las Vegas, Nevada 89123
                                    U.S.A.,

                                    Telephone:       702-938-0476
                                    Direct:          631 208 3026
                                    E-mail:          frs1@optonline.net
                                    Attention:       Fred Schmid

              Any notice or communication sent by personal service, facsimile or other means shall be deemed received when delivery or reception of the transmission is complete except that, if such delivery or transmission is sent on a day which is not a Business Day then the same shall be deemed received on the next Business Day.

25.0     CONFIDENTIALITY

25.0 Until Closing, information respecting the Assets shall be retained in confidence by the Purchaser and used only for the purposes of this transaction. Upon closing, the Purchaser's rights to use or disclose such information shall be subject only to any operating or other agreements that may apply thereto. Any additional information obtained as a result of such access which does not relate to the Assets shall continue to be treated as confidential and shall not be used by the Purchaser without the prior written consent of the Vendor. However, the restrictions on disclosure and use of information in this Agreement shall not apply to information to the extent it:

          (a) is or becomes publicly available through no act or omission of the Purchaser or its consultants or advisors;

          (b) is subsequently obtained lawfully from a third party, which, after reasonable inquiry, the Purchaser does not know to be bound to the Vendor to restrict the use or disclosure of such information;

          (c)  is  already  in  the  Purchaser's   possession  at  the  time  of
               disclosure, without restriction on disclosure; or

          (d) is required to be disclosed pursuant to applicable securities laws and/or stock exchange policy and in relation to any prospectus issued by the Vendor for an Offering of its common shares.

         However specific items of information shall not be considered to be in the public domain merely because more general information respecting the Assets is in the public domain.

26.0     GOVERNING LAW

26.1 This Agreement shall in all respects be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Nevada, USA. Each Party accepts the jurisdiction of the courts of the State of Nevada, USA and all courts of appeal therefrom. This Agreement shall be written in English and Chinese. In case of any dispute between the Parties the English version of the Agreement shall govern.

27.0     ENUREMENT

27.0 This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

28.0     AMENDMENTS

28.0 Any amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing executed by that Party.

29.0     SEVERABILITY

29.1 If any provision of this Agreement is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provision has never been contained herein unless the deletion of the provision would result in such material change to cause the completion of the transaction contemplated herein to be unreasonable.

30.0     GENERAL

30.1     Time shall be of the essence with respect to this Agreement.

30.2 In the construction of the provisions of this Agreement, words in the singular number include the plural number and words denoting persons include firms and corporations, and vice versa, and words importing the masculine gender shall include the feminine and neuter gender, and vice versa.

30.3 Paragraph headings in this Agreement are inserted solely for the purpose of facilitating easy reference and shall not be construed in any way as part hereof or to alter the provisions hereof.

30.4 No Party will make any press release or other announcement respecting this Agreement without the consent of the other Party unless a Party refuses to consent and the Party desiring to make the release or other announcement is advised by its counsel that the release or other announcement is required to comply with any applicable statue, stock exchange policy, law or regulation.
30.5 Execution of this Agreement may be in counterparts. Pages delivered by fax transmission, including execution pages, shall be deemed to be original pages.

IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date first above written.

FUJIAN TIANCHENG MINING INDUSTRY CORP. LTD.
Per:




Title and name (Printed)



SPARTA HOLDING CORP.
Per:


Title and name (Printed)

SCHEDULE "A" Attached to and forming part of the Capital Stock Purchase Agreement between Fujian Tiancheng Mining Industry Corp. Ltd., and Sparta Holding Corp. Made as of 14th day of August, 2004.

Daan Silver Mine License(s) consisting of:

81 km2 property with two (2) exploration permits attached and as per maps: No 1:
Administrative Map of Shouning County and No2: Map of Daan Silver Mining Area of Shouning County for detailed information.

SCHEDULE "B" Attached to and forming part of the Capital Stock Purchase Agreement between Fujian Tiancheng Mining Industry Corp. Ltd., and Sparta Holding Corp. Made as of 26th day of July, 2004.


Agreed allocation of the Loan Advance by the Purchaser to the Vendor is to be as follows;


                                 PROMISSORY NOTE


July 26, 2004                                                   USD$200,000.00

          FOR VALUE RECEIVED, the undersigned Fujian Tiancheng Mining Industry Corp., Ltd. a company registered in the Jianou City Industrial and Commercial Administrative Bureau, of Fujian Province, Registration Number 357832002288 and having it's office at New Construction Industrial Zone, Nanya Town, Jianou City, Fujian Province, P.R. China (hereinafter referred to as the "Maker") promises to pay to the order of Sparta Holding Corp., a Nevada corporation, having its office 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 U.S.A. (the "Holder"), the principal sum of Two Hundred Thousand US Dollars (USD$200,000.00), with no interest on that amount.

         The unpaid principal shall be payable on demand.

         All payments on the Note shall be applied first in payment of the principal.

         If any payment obligation under this Note is not paid when due, the Maker promises to pay all costs of collection, including reasonable attorney fees, whether or not legal action is commenced as part of the collection process.

         If any one or more of the provisions of the Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions of the Note shall remain fully operative and enforceable.

         All payments of principal on the Note shall be paid in the legal currency of the United States. Maker waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

         No renewal or extension of this Note, delay in enforcing any right of the Holder under this Note, or assignment by Holder of this Note shall affect the liability of the Maker. All rights of the Holder under this Note are cumulative and may be exercised concurrently or consecutively at the Holder's option.

         This Note and its payment obligations will be deemed to have been paid and therefore, the Note becomes null and void, when the Share Purchase and Exchange Agreement ("Agreement") dated August 14th, 2004 between Fujian Tiancheng Mining Industry Corp. Ltd., Tiancheng (China) Corp Ltd. and Sparta Holding Corp. regarding the Daan Silver Mine Project, Fujian Province, China is signed by all parties to the Agreement.

         This Note shall be construed in accordance with the laws of the State of Nevada.

         Signed this 26th day of July 2004 at Riverhead, New York.

                  MAKER:   FUJIAN TIANCHENG MINING INDUSTRY CORP. LTD.

                           By:  ___________________________
                                  Wang Qing Zhang, President

SCHEDULE "C" Attached to and forming part of the Capital Stock Purchase Agreement between Fujian Tiancheng Mining Industry Corp. Ltd., and Sparta Holding Corp. Made as of 14th day of August, 2004.

An outline of the minimum obligations that are required in order to maintain the License(s) in good standing.